                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           The Men's Wearhouse, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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

                           THE MEN'S WEARHOUSE, INC.
                              5803 GLENMONT DRIVE
                           HOUSTON, TEXAS 77081-1701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 24, 1998

     Notice is hereby given that the Annual Meeting of the Shareholders of The Men's Wearhouse, Inc., a Texas corporation (the "Company"), will be held at 2:00 p.m., central daylight time, on Wednesday, June 24, 1998, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, for the following purposes:

          (1) To elect nine directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

          (2) To consider and act on a proposal to adopt the Company's Employee Stock Discount Plan;

          (3) To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the Company for 1998; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of the Company's common stock, $.01 par value, of record at the close of business on May 5, 1998, will be entitled to vote at the meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL W. CONLON
                                          Michael W. Conlon
                                          Secretary

May 22, 1998

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           THE MEN'S WEARHOUSE, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 24, 1998

     This proxy statement is furnished to the shareholders of The Men's Wearhouse, Inc. (the "Company"), whose principal executive offices are located at 5803 Glenmont Drive, Houston, Texas 77081-1701, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 2:00 p.m., on Wednesday, June 24, 1998, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, or any adjournment(s) thereof (the "Annual Meeting").

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the nominees for director listed therein, "FOR" the proposal to approve the Employee Stock Discount Plan and "FOR" ratification of the appointment of the Company's independent auditors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting.

     This Proxy Statement is being mailed on or about May 22, 1998, to the holders of record of the Company's common stock, $.01 par value ("Common Stock"), on May 5, 1998 (the "Record Date"). At the close of business on the Record Date, there were outstanding and entitled to vote 22,145,287 shares of Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposals to adopt the Employee Stock Discount Plan and to ratify the appointment of the Company's independent auditors.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

     The following persons have been nominated to fill the nine positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by management.

                                                                                                    DIRECTOR
          NAME             AGE                       POSITION WITH THE COMPANY                       SINCE
          ----             ---                       -------------------------                      --------
George Zimmer............  49    Chairman of the Board and Chief Executive Officer                    1974
David Edwab..............  43    President and Director                                               1991
Richard E. Goldman.......  47    Executive Vice President and Director                                1975
Harry M. Levy............  49    Executive Vice President and Director                                1991
Robert E. Zimmer.........  74    Senior Vice President -- Real Estate and Director                    1974
James E. Zimmer..........  46    Senior Vice President -- Merchandising and Director                  1975
Rinaldo Brutoco..........  51    Director                                                             1992
Michael L. Ray...........  59    Director                                                             1992
Sheldon I. Stein.........  44    Director                                                             1995

     George Zimmer, together with Robert E. Zimmer and Harry M. Levy, founded The Men's Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since 1991.

     David Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In February 1993 he was elected Chief Operating Officer of the Company. In February 1997 Mr. Edwab was elected President of the Company. He was elected a director of the Company in 1991.

     Richard E. Goldman joined The Men's Wearhouse in 1973 shortly after its inception and has served as Executive Vice President and a director of the Company since 1975. Mr. Goldman is responsible for overall marketing and advertising for the Company.

     Robert E. Zimmer has served as Senior Vice President and a director of the Company since its incorporation in 1974 and is primarily responsible for new store site selection and arrangements.

     James E. Zimmer has served as Senior Vice President and a director of the Company since 1975 and works primarily with the Chief Operating Officer in coordinating the Company's merchandising function.

     Harry M. Levy served as a Vice President of the Company from December 1979 to February 1992, at which time he was elected Senior Vice President and Chief Information Officer of the Company. In May 1998, Mr. Levy was named Executive Vice President. He was elected a director of the Company in November 1991.

     Rinaldo Brutoco is the Chief Executive Officer and a director of Red Rose Collection, Inc., a San Francisco-based mail order catalog and retail company, and has served in various executive capacities with that company for more than the past five years. Mr. Brutoco is also the Chairman and Chief Executive Officer of Dorason Corporation, a privately held merchant bank, and an attorney.

     Michael L. Ray has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy -- Banc One Corporation Professor of Creativity and Innovation and of Marketing at Stanford University's Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

     Sheldon I. Stein is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") and oversees its Southwestern Corporate Finance Department. Mr. Stein joined Bear Stearns in August 1986. He is a director of CellStar Corporation, First Plus Financial Group, Inc., Fresh America Corp., Precept Business Services, Inc. and Tandycrafts, Inc. He is also a Trustee of the Greenhill School in Dallas and Brandeis University.

     George Zimmer and James E. Zimmer are brothers, and Robert E. Zimmer is their father.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During the fiscal year ended January 31, 1998, the Board of Directors held five meetings.

     The Board of Directors has an audit committee that is comprised of Messrs. Stein (Chairman), Brutoco and Ray. It is the duty of the audit committee to review the Company's financial information and internal controls, review with the Company's independent public accountants the plan, scope and results of the annual audit of the Company's financial statements, and to make recommendations to the Board of Directors as to the selection of independent public accountants. During the fiscal year ended January 31, 1998, the audit committee held one meeting.

     The Company has a compensation committee comprised solely of its non-employee directors, Messrs. Stein (Chairman) and Ray. It is the duty of the compensation committee to consider and approve, on behalf of the Board of Directors, adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program for the benefit of any executive officer of the Company. During the fiscal year ended January 31, 1998, the compensation committee held one meeting.

     During the fiscal year ended January 31, 1998, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member.

     The Board of Directors has no executive or nominating committee. Director nominees are determined by the Board of Directors, and nominees proposed by shareholders will not be considered.

                     ADOPTION OF THE MEN'S WEARHOUSE, INC.
                          EMPLOYEE STOCK DISCOUNT PLAN

     On March 22, 1998, the Board of Directors ("the Board") adopted The Men's Wearhouse, Inc. Employee Stock Discount Plan (the "Plan") and reserved 950,000 shares of Common Stock for issuance thereunder, subject to shareholder approval.

     At the Annual Meeting, shareholders are being asked to approve the Plan and the reservation of shares thereunder.

SUMMARY OF THE PLAN

     The full text of the Plan is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the proposed Plan. The summary of the principal features of the Plan which follows is qualified entirely by such reference.

     General. The purpose of the Plan is to provide employees of the Company and any of its affiliates ("Affiliates") designated by the Committee appointed by the Board to administer the Plan (the "Committee") with an opportunity to purchase Common Stock through payroll deductions.

     Administration. The Plan will be administered by the Committee. All questions of interpretation or application of the Plan are determined by the Committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company or any Affiliate designated by the Committee is eligible to participate in an Offering Period (as defined below) if he or she has completed three months of employment with the Company and/or Affiliate; provided, however, that no employee shall be granted a right under the Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of either the voting power or value of the stock of the Company or of any Affiliate, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company or of any Affiliate accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of an Offering Period. As of May 5, 1998, approximately 5,600 of the Company and Affiliate employees would be eligible to participate in the Plan.

     Participation in an Offering. The Plan is implemented by offering periods lasting for one calendar quarter (an "Offering Period"), with a new Offering Period commencing every three months. The first Offering Period under the Plan will commence on July 1, 1998. The Committee may change the length or date of commencement of an Offering Period. To participate in the Plan, each eligible employee must authorize payroll deductions pursuant to the Plan. Once an employee becomes a participant in the Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Plan or the employee's employment with the Company or an Affiliate terminates. At the beginning of each Offering Period, each participant is automatically granted rights to purchase shares of Common Stock. The right expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Offering Period to the extent of the payroll deductions accumulated during such Offering Period. Except as may otherwise be determined by the Committee, the maximum number of shares that an employee may purchase under the Plan during any Offering Period is that number of shares that could be purchased with $2,500, assuming that the purchase price of the shares is equal to 85% of the fair market value of the shares on the first day of the Offering Period.

     Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Plan at a price not less than 85% of the fair market value of the Common Stock on the last day of Offering Period. The "fair market value" of the Common Stock on any relevant date will be the mean of the highest and lowest selling prices for the Common Stock as reported by the Nasdaq National Market System. The number of shares of Common Stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price.

     Termination of Employment. The termination of a participant's employment for any reason, including disability or death, cancels his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

     Adjustment Upon Change in Capitalization. In the event that the Common Stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to rights outstanding under the Plan, and the exercise price of any such outstanding rights. Any such adjustment shall be made by the Committee, whose determination shall be conclusive.

     Amendment and Termination of the Plan. The Board may terminate or amend the Plan at any time. The Plan may be terminated by the Board at the end of any Offering Period if the Board determines that termination of the Plan is in the best interests of the Company and its shareholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with section 423 of the Internal Revenue Code (the "Code").

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period.

     New Plan Benefits. Because levels of participation, rates of deferral and the eventual purchase price are not presently known, the future benefits to be distributed under the Plan are not determinable at this time.

     The foregoing is only a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A.

     Federal Tax Information. The Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of Common Stock purchased under the Plan are sold or otherwise disposed. Upon the sale or other disposition of the shares, the participant will generally be subject to the tax. The amount of the tax will depend upon how long the participant holds the Common Stock. If the participant sells or otherwise disposes of the shares more than two years from the first day of the Offering Period and more than one year from the date of the transfer of the Common Stock to him or her, then he or she will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price, or
(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company and Affiliates are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant, the Company and Affiliates and with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, except as noted in notes (1)-(2) below, with respect to the beneficial ownership of Common Stock by (i) each director, which includes each executive officer named in the Summary Compensation Table below, (ii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

                                                                                    % OF
                                                           NUMBER                OUTSTANDING
                          NAME                            OF SHARES                SHARES
                          ----                            ---------              -----------
AIM Management Group Inc................................  2,423,425(1)              11.0
  11 Greenway Plaza, Suite 1919
  Houston, Texas 77046-1173
State Street Research & Management Company..............  1,499,750(2)               7.2
  One Financial Center, 30th Floor
  Boston, Massachusetts 02111-2690
George Zimmer(3)........................................  2,763,437(5)(6)(14)       12.4
Robert E. Zimmer(3).....................................    898,723(6)(7)(14)        4.0
Richard E. Goldman(3)...................................  1,316,804(14)              5.9
James E. Zimmer(4)......................................    780,645(8)(14)           3.5
David Edwab(3)..........................................     36,015(6)(9)(14)          *
Harry M. Levy(4)........................................     64,657(10)(14)            *
Rinaldo Brutoco.........................................     11,500(11)                *
Michael L. Ray..........................................      3,000(11)                *
Sheldon I. Stein........................................     10,374(12)                *
All executive officers and directors as a group (15
  persons)..............................................  5,972,612(13)(14)         26.8

---------------

  *  Less than 1%

 (1) Based on a Schedule 13G dated February 9, 1998, AIM Management Group Inc., an investment advisor, has shared voting and dispositive powers with respect to these shares.

 (2) Based on a Schedule 13G dated February 11, 1998, State Street Research & Management Company, an investment advisor, has sole voting and dispositive power with respect to these shares owned by its clients and disclaims any beneficial interest in such shares.

 (3) The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

 (4) The business address of the shareholder is 5803 Glenmont Drive, Houston, Texas 77081.

 (5) All such shares are held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

 (6) Excludes 130,680 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power.

 (7) Does not include the 21,111 shares of Common Stock held by Robert Zimmer's wife.

 (8) Includes 757,791 shares held by James Zimmer in his capacity as trustee for the James Edward Zimmer 1989 Living Trust and 1,823 shares held by Mr. Zimmer's minor daughter.

 (9) Includes 25,108 shares held by David Edwab in his capacity as trustee of the David H. Edwab and Mary Margaret Edwab Family Trust. Also includes 10,000 shares that may be acquired within 60 days upon exercise of stock options.

(10) Includes 27,500 shares that may be acquired within 60 days upon the exercise of stock options and includes 200 shares held by Mr. Levy's minor daughter.

(11) Represents shares that may be acquired within 60 days upon the exercise of stock options.

(12) Includes 7,000 shares that may be acquired within 60 days upon the exercise of stock options and includes 2,374 shares held by Mr. Stein's minor sons.

(13) Includes 130,375 shares that may be acquired within 60 days upon the exercise of stock options.

(14) Includes 29,148 shares, 1,886 shares, 26,603 shares, 21,031 shares, 905 shares, 11,422 shares and 104,434 shares, respectively, allocated to the Employee Stock Plan (the "ESP") accounts of Messrs. George Zimmer, Robert Zimmer, Goldman, James Zimmer, Edwab and Levy and to all executive officers and directors of the Company as a group, under The Men's Wearhouse ESP. The ESP provides that participants have voting power with respect to these shares but do not have investment power over these shares.

                               EXECUTIVE OFFICERS

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his or her successor shall have been elected and qualified.

                                                                                              EXECUTIVE
                                                                                               OFFICER
NAME                                        AGE           POSITION WITH THE COMPANY             SINCE
----                                        ---           -------------------------           ---------
George Zimmer.............................  49    Chairman of the Board and Chief Executive     1974
                                                  Officer
David Edwab...............................  43    President                                     1991
Eric J. Lane..............................  38    Chief Operating Officer                       1993
Richard E. Goldman........................  47    Executive Vice President                      1975
Bruce Hampton.............................  43    Executive Vice President                      1992
Charles Bresler, Ph.D.....................  49    Executive Vice President                      1993
Harry M. Levy.............................  49    Executive Vice President                      1991
Robert E. Zimmer..........................  74    Senior Vice President -- Real Estate          1974
James E. Zimmer...........................  46    Senior Vice President -- Merchandising        1975
Theodore T. Biele Jr. ....................  47    Senior Vice President -- Store Operations     1996
Gary G. Ckodre............................  48    Vice President -- Finance                     1992
Neill P. Davis............................  41    Vice President and Treasurer                  1997

---------------

     See the table under "Election of Directors" for the past business experience of Messrs. George Zimmer, Edwab, Goldman, Robert E. Zimmer, James E. Zimmer and Levy.

     Eric J. Lane joined the Company in 1988. From 1991 to 1993 he served as Vice President -- Store Operations and in 1993 he was named Senior Vice President -- Merchandising. In February 1997 Mr. Lane became Chief Operating Officer of the Company.

     Bruce Hampton joined the Company in 1980. From 1991 to 1992 he served as Vice President -- Store Operations and in 1992 he was named Senior Vice President -- Store Operations. In 1995 he was named Executive Vice President.

     Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998 he served as Senior Vice President -- Human Development. In February 1998 he was named Executive Vice President. For at least two years prior to joining the Company he served as Professor of Psychology at the California School of Professional Psychology in Fresno and a Director of the Anxiety and Stress Disorders Clinic at the California Professional Psychology and Ross Psychiatric Hospital.

     Theodore T. Biele Jr. joined the Company in 1983. Since 1990 he served in various management capacities within store operations. From 1994 to 1996 he served as Vice President -- Store Operations and in 1996 he was named Senior Vice President -- Store Operations.

     Gary G. Ckodre joined the Company in 1992. Since 1992 he served as the Chief Accounting Officer and in February 1997 he was named Vice
President -- Finance and Principal Financial and Accounting Officer.

     Neill P. Davis joined the Company in 1997. Since 1997 he served as Vice President and Treasurer. Before joining the Company he served as Senior Vice President and Manager in the Global Corporate Group of NationsBank since 1987. He has 17 years of corporate banking experience, all with NationsBank and its predecessors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer:

                                                                                    LONG TERM
                                                   ANNUAL COMPENSATION             COMPENSATION
                                          -------------------------------------       AWARDS
                                                                      OTHER        ------------
                                                                      ANNUAL        SECURITIES      ALL OTHER
                                                                   COMPENSATION     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)       ($)(5)         OPTIONS          ($)(6)
---------------------------       ----    ---------    --------    ------------    ------------    ------------
George Zimmer, Chairman           1997     420,000      87,500(1)         --              --          62,038(7)
  of the Board and Chief          1996     420,000      50,000(2)         --              --          69,403(7)
  Executive Officer               1995     420,000      37,500(3)         --              --          34,946(7)
David Edwab, President            1997     350,000     332,575(4)         --         100,000           8,617(8)
                                  1996     298,000     313,825(4)         --          50,000           8,908(8)
                                  1995     288,000     307,574(4)         --              --           8,109(8)
Eric Lane,                        1997     247,553      35,000(1)         --           5,000             506
  Chief Operating Officer         1996     164,000      18,000(2)         --          17,500           1,338
                                  1995     132,000      13,500(3)         --          10,000           1,031
Richard E. Goldman,               1997     270,000      35,000(1)         --              --             506
  Executive Vice President        1996     281,000      24,000(2)         --              --           1,338
                                  1995     336,000      22,500(3)         --              --           1,031
James E. Zimmer,                  1997     356,000      52,500(1)         --              --             506
  Senior Vice President --        1996     336,000      30,000(2)         --              --           1,338
  Merchandising                   1995     336,000      22,500(3)         --              --           1,031

---------------

(1) Represents bonus paid in April 1998 relating to services performed in 1997.

(2) Represents bonus paid in April 1997 relating to services performed in 1996.

(3) Represents bonus paid in April 1996 relating to services performed in 1995.

(4) Represents (i) the cash amount of $288,825, $288,825, and $288,824 paid to Mr. Edwab during 1997, 1996 and 1995, respectively, pursuant to his Employment Agreement with the Company upon the exercise of his option to acquire 73,769 shares, 73,768 shares and 73,769 shares, respectively, of Common Stock, which amounts were used to fund the purchase price thereof (see "-- Employment Agreement and Stock Options") and (ii) a bonus of $43,750, $25,000, and $18,750 paid in April 1998, 1997, and 1996, respectively, relating to services performed in the preceding fiscal year.

(5) Excludes perquisites and other benefits because the aggregate amount of such compensation was the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(6) Represents the amount of the Company's contribution to the ESP allocated in the indicated year to the account of the named executive officer.

(7) Also includes $61,532 in 1997, $68,065 in 1996 and $33,915 in 1995 for the
    allocated dollar value of the benefits to Mr. George Zimmer of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(8) Also includes $8,111, $7,570, and $7,078 in 1997, 1996, and 1995, respectively, for the allocated dollar value of the benefit to Mr. Edwab of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

EMPLOYMENT AGREEMENT AND STOCK OPTIONS

     To induce David Edwab to leave his employment and join the Company, the Company entered into an Employment Agreement with Mr. Edwab effective January 31, 1991 (as amended, the "Employment Agreement") for an initial term beginning February 25, 1991 and extending through February 24, 1999. Under the Employment Agreement the Company agreed, among other things, to: (i) pay Mr. Edwab an annual base salary of $226,000, plus $12,000 per year for reimbursement of automobile and club membership expenses; (ii) pay Mr. Edwab a cash amount (net of state and federal taxes) sufficient to fund the payment of the purchase price for any Option Shares (hereinafter defined) acquired upon any exercise of the Option (hereinafter defined); (iii) pay the premiums on $3,000,000 in life insurance policies to be owned by a trust established by Mr. Edwab ("David H. Edwab 1995 Irrevocable Trust") and payable to beneficiaries designated by him (subject to certain split-dollar provisions in favor of the Company). To secure the repayment of the premiums, the Trust has assigned the policies to the Company as collateral; and (iv) provide disability and medical insurance coverage and certain other benefits provided to other employees (other than participation in stock option plans).

     Pursuant to the Employment Agreement, the Company granted Mr. Edwab an option (the "Option") to purchase 531,135 shares of Common Stock (the "Option Shares") at $2.35 per share until the later of the termination of Mr. Edwab's employment and January 31, 2011. The Option was immediately exercisable with respect to 33.3% of the Option Shares and since that time the remaining 66.7% of the option shares have become fully exercisable and have been exercised.

     The Company may terminate Mr. Edwab's employment under the Employment Agreement for "cause" (as defined in the Employment Agreement), in which event the Company will pay all compensation and benefits due Mr. Edwab under the Employment Agreement to the date of termination, which will satisfy all of the Company's obligations under the Employment Agreement, and the Option will terminate.

     Effective September 30, 1991, the Company entered into an Option Issuance Agreement with Mr. Edwab pursuant to which he was granted the right to purchase additional shares of the Common Stock on the same basis and subject to the same terms as the Option Shares under the Employment Agreement in the event the Company issues any shares of Common Stock or any warrants, options, convertible securities or other rights to acquire Common Stock (collectively, "Rights") during the term of the Option Issuance Agreement. At the same time, the Employment Agreement was amended to eliminate certain anti-dilution provisions that provided him with protection in the event of future issuances by the Company. Should the Company issue any such shares or Rights, excluding the Option Shares issuable under the Employment Agreement, Mr. Edwab would automatically have the right to purchase a number of shares of Common Stock equal to .030928 times the number of shares so issued or issuable upon exercise of the Rights at a purchase price equal to the price per share paid to the Company for the Common Stock so issued or, in the case of Rights, for the Rights plus the exercise price per share of Common Stock issuable thereunder. Mr. Edwab waived his right to receive additional options under the Option Issuance Agreement in connection with (i) options granted under the Company's option plans, (ii) the issuance of 1,687,500 shares of Common Stock pursuant to a public offering consummated in April 1992, (iii) the issuance of 948,750 shares of Common Stock pursuant to a public offering consummated in April 1993 and (iv) the issuance of Common Stock upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2003. In April 1994, the Option Issuance Agreement was amended to provide that no options would be granted to Mr. Edwab thereunder in connection with underwritten public offerings of equity securities by the Company. As amended, both the Employment Agreement and the Option Issuance Agreement provide that Mr. Edwab may satisfy his obligation to pay withholding tax relating to his exercise of any options thereunder by having the Company withhold a number of shares of Common Stock that would have been issued upon such exercise equal in value to the amount of such tax owed.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

     The George Zimmer 1988 Living Trust is presently the owner of 2,734,289 shares of the Company's Common Stock. The Company has been advised that on the demise of George Zimmer, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as split-dollar life insurance agreement) under the terms of which the Company makes advances of a portion of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value of $26,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust has assigned the policies to the Company as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts have assigned the additional policies to the Company as collateral.

EMPLOYEE STOCK OPTION PLANS

     The Company maintains The Men's Wearhouse, Inc. 1992 Stock Option Plan (the "1992 Option Plan"), 1996 Stock Option Plan (the "1996 Option Plan"), and 1998 Key Employee Stock Option Plan (the "1998 Option Plan") (collectively, the "Plans") for the benefit of its full-time key employees. Under the 1992 Option Plan, options to purchase up to 225,000 shares of Common Stock may be granted, under the 1996 Option Plan, options to purchase up to 750,000 shares of Common Stock may be granted, and, under the 1998 Option Plan, options to purchase up to 500,000 shares of common stock may be granted. As of May 5, 1998, of the 225,000 shares of Common Stock initially reserved for issuance pursuant to the 1992 Option Plan, only 307 shares of Common Stock remained available for issuance pursuant to such plan.

     The individuals eligible to participate in the Plans are such full-time key employees, including officers and employee directors, of the Company as the Stock Option Committee of the Board of Directors (consisting of George Zimmer and Richard Goldman), which administers the Plans, may determine from time to time; provided however, George Zimmer, Richard E. Goldman, Robert E. Zimmer and James E. Zimmer are not eligible to participate in the Plans, David Edwab may not participate in the 1992 Option Plan and no executive officers of the Company may participate in the 1998 Option Plan. The Stock Option committee may grant either incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory stock options. The maximum number of shares subject to options that may be awarded under the 1996 Option Plan or the 1998 Option Plan to any employee during any consecutive three-year period is 500,000. The purchase price of shares subject to an option granted under the Plans is determined by the Stock Option committee at the time of grant, but may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant, and, unless otherwise provided by the Stock Option Committee, vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercisable period may not exceed five years from date of grant.

     Options granted under the Plans terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee terminated employment with the Company for any reason other than the death, disability or retirement of the optionee. During such one-month period, the optionee may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of such date of expiration or one year following the date of severance, during which period the optionee may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the death or retirement of an optionee, the option terminates on the earlier of the date of expiration of the option or one year following the date of death or retirement.

OPTION GRANTS

     The following table shows the options granted to the named executive officers during the fiscal year ended January 31, 1998:

                         OPTIONS GRANTED IN FISCAL 1997

                               NUMBER OF
                               SECURITIES    % OF TOTAL
                               UNDERLYING     OPTIONS
                                OPTIONS      GRANTED TO                                    GRANT DATE
                                GRANTED      EMPLOYEES     EXERCISE PRICE    EXPIRATION      PRESENT
NAME                            (SHARES)      IN 1997      ($/PER SHARE)        DATE       VALUE($)(1)
----                           ----------    ----------    --------------    ----------    -----------
George Zimmer................        --           --       --                        --            --
David Edwab..................   100,000(2)      23.4       32.25             01/14/2008     1,730,000
Richard Goldman..............        --           --       --                        --            --
Eric Lane....................     5,000(3)       1.2       32.25             01/14/2008        87,000
James Zimmer.................        --           --       --                        --            --

---------------

(1) Based upon Black-Scholes option valuation model. The calculation assumes volatility of 55.6%, a risk free rate of 5.3%, a five year expected life, no expected dividends and option grants at $32.25 per share. The actual value, if any, which may be realized with respect to any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, such valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

(2) Represents options granted under the 1996 Option Plan which vest over a seven year period and become fully exercisable on January 14, 2005.

(3) Represents options granted under the 1992 Option Plan which become fully exercisable on January 14, 2005.

OPTION EXERCISES

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by certain executive officers:

AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND OPTION VALUES AT JANUARY 31, 1998

                                                                    NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING
                                       SHARES                      UNEXERCISED      VALUE OF UNEXERCISED
                                      ACQUIRED                   OPTIONS AT YEAR        IN-THE-MONEY
                                         ON                          END (#)        OPTIONS AT YEAR END
                                      EXERCISE       VALUE        EXERCISABLE/        ($)EXERCISABLE/
                NAME                    (#)       REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
                ----                  --------    -----------    ---------------    --------------------
George Zimmer.......................    --            --               --                  --
David Edwab(1)......................  73,769      1,791,000      10,000/140,000      123,000/852,000
Richard E. Goldman..................    --            --               --                  --
Eric Lane(2)........................   4,500       125,000       16,875/38,125       324,000/522,000
James E. Zimmer.....................    --            --               --                  --

---------------

(1) On February 3, 1997, Mr. Edwab exercised the Option under the Employment Agreement with respect to the 73,769 shares that vested in January 1997. Of those shares, 34,701 shares were withheld by the Company to satisfy Mr. Edwab's obligation to the Company for amounts remitted to federal and state taxing authorities on his behalf for taxes incurred upon such exercise. Mr. Edwab paid $173,295 for such shares, and, pursuant to the terms of the Employment Agreement, the Company paid Mr. Edwab $288,825, which is the purchase price plus estimated income taxes at an assumed 40% rate.

(2) The options exercised were granted under the 1992 Option Plan.

COMPENSATION OF DIRECTORS

     All employee directors of the Company do not receive fees for attending meetings of the Board of Directors. Each non-employee director of the Company receives a quarterly retainer of $2,500. In addition, under the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), each person who is a non-employee director on the last business day of each fiscal year of the Company is granted an option to acquire 2,000 shares of Common Stock. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant. All options granted under the Director Plan must be exercised within 10 years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the director ceases to serve as a director of the Company for any reason other than death, disability or retirement as a director.

     On January 30, 1998, the Company granted each of Messrs. Brutoco, Stein and Ray an option to purchase 2,000 shares of Common Stock at $35.875 per share pursuant to the Director Plan.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the percentage change in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of the NASDAQ Composite Index and the Retail Specialty Apparel Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 15, 1992 (the date the Common Stock was first publicly traded) and that all dividends paid by those companies included in the indices were reinvested.

                                                            RETAIL             NASDAQ
        Measurement Period                                 SPECIALTY          COMPOSITE
      (Fiscal Year Covered)              COMPANY            APPAREL             INDEX
04/15/92                                        1.000              1.000              1.000
01/30/93                                        1.423              1.083              1.167
01/29/94                                        3.043              1.012              1.327
01/28/95                                        2.567              0.903              1.287
02/03/96                                        4.889              1.065              1.863
02/01/97                                        4.608              1.251              2.416
01/31/98                                        6.209              2.048              2.854

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of section 18 under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1997, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of The Men's Wearhouse, Inc. (the "Company") is pleased to present its 1997 report on executive compensation. This Committee report documents components of the Company's executive officer compensation programs and describes the basis on which 1997 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee is comprised entirely of non-employee directors.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate financial performance and increases in shareholder value. The following objectives, which were adopted by the Committee, serve as the guiding principles for all compensation decisions:

     - Provide a competitive total compensation package that enables the Company to retain key executives.

     - Integrate pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     - Provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders.

     The Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

  Executive Compensation Program Components

     The Company uses cash-and equity-based compensation to achieve its pay-for-performance philosophy and to reward short-and long-term performance.

     Base Salary. The Company's compensation philosophy is to control compensation costs and to place greater emphasis on incentive compensation based on results. Accordingly, the Committee believes that the Company's base salaries are well within the industry norms for companies of similar size. Salaries for executives are reviewed periodically and revised, if appropriate, based on a variety of factors, including individual performance, level of responsibility, prior experience, breath of knowledge, external pay practices and overall financial results.

     Incentive Compensation. The Company's philosophy is to use a combination of annual and long-term compensation methods for the majority of the Company's management. The Committee understands that the majority of executive officers named in the compensation table hold significant ownership interests in the Company. Accordingly, it is the belief of the Committee that incentives through stock option participation at this time for the majority of these individuals would not significantly affect the long-term or short-term perspective of these individuals.

     The Committee has adopted a bonus program for 1998 in which executive officers will participate. A maximum bonus has been set for each of the named executive officers based upon the total compensation package of the officer relative to his duties, which bonuses range from $10,000 to $100,000.

     The criteria for determining the amount of bonus participation is based on:
(i) the Company attaining sales goals, (ii) the Company attaining net income goals, (iii) the Company attaining shrinkage goals, and (iv) the officer attaining personal goals. Each of the first three criteria are quantitative, while the fourth criterion is subjective. The Company's bonus program for the majority of the work force is based on attaining similar sales and shrinkage goals.

  Discussion of 1997 Compensation for the Chief Executive Officer

     George Zimmer, Chairman of the Board and Chief Executive Officer of the Company, is a significant shareholder in the Company, as well as one of the Company's founders.

     In determining Mr. Zimmer's compensation for 1997, the Committee considered the Company's financial performance and corporate accomplishments, individual performance and salary data for chief executive officers of other publicly held apparel companies having a size and focus that the Committee believed comparable to the Company's. The Committee also reviewed more subjective factors, such as development and implementation of the corporate strategies to enhance shareholder value and the Company's overall corporate philosophy. The Committee feels that Mr. Zimmer's compensation program for 1997 and 1998 is conservative.

     Base Salary. Mr. Zimmer's base salary during fiscal 1997 was $35,000 per month. While the Committee believes that the performance of Mr. Zimmer and the Company would justify a substantial increase in Mr. Zimmer's base salary, Mr. Zimmer has advised the Committee that he is satisfied with his current base salary and therefore no change has been approved for fiscal 1998.

     Annual Incentive. Mr. Zimmer was paid a $87,500 bonus under the 1997 bonus program. Mr. Zimmer will be eligible for a bonus of up to $100,000 in 1998 based on the criteria discussed under "Incentive Compensation".

     Summary. The Company's 1997 financial results exceeded management's expectations. It is the opinion of the Compensation Committee that the total compensation program for 1997 for the executive officers relative to the Company's performance was reasonable and that the compensation to George Zimmer remains modest in light of management's achievements and the total compensation packages provided to chief executive officers by other publicly held clothing retailers.

                                            COMPENSATION COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a warehouse facility in Houston, Texas from Zig Zag, a Texas joint venture, in which George Zimmer, James E. Zimmer and Richard E. Goldman are the sole and equal joint venturers. During 1997, the Company paid rentals of $78,000 to Zig Zag. The lease expires on August 31, 2005.

     The Company also leases the land underlying a store in Dallas, Texas (which building is owned by the Company) from 8239 Preston Road, Inc., a Texas corporation of which George Zimmer, James E. Zimmer and Richard E. Goldman each own 20% of the outstanding common stock, and Laurie Zimmer, sister of George and James Zimmer and daughter of Robert E. Zimmer, owns 40% of the outstanding common stock. The Company paid aggregate rentals on such property to such corporation of $49,200 in 1997. The lease expires April 30, 2004.

     During 1997, the Company paid George Zimmer $12,600, pursuant to the terms of a lease related to the use of a recreational facility owned by Mr. Zimmer. This facility is used by the Company in connection with various training and meeting functions, employee retreats and vendor relations. In February 1997, the Company purchased this recreational facility for $1.4 million. The purchase price was determined based on an appraisal of the facility performed by an unrelated, independent third party.

     Management believes that the terms of the foregoing leasing arrangements are comparable to what would have been available to the Company from unaffiliated third parties at the time such leases were entered into.

     8239 Preston Road, Inc. and Zig Zag each have loans with NationsBank of Texas, N.A. ("NationsBank") and have agreed that a default by the Company under the Company's Credit Agreement with NationsBank will constitute a default under the loan agreements of such partnership or corporation with NationsBank and, if for any reason the Company's loan with NationsBank becomes due and payable or is paid, the loans to such partnership or corporation from NationsBank will become automatically due and payable. The loans from NationsBank to Zig Zag and 8239 Preston Road, Inc. mature in June 2000. The maximum principal amount outstanding under the loans to Zig Zag and 8239 Preston Road, Inc. during 1997 was $571,000 and $380,000, respectively. With the exception of Laurie Zimmer, each of the partners and shareholders of such partnership or corporations has personally guaranteed the obligations of the respective entity under the loan agreements.

     In February 1998, Insight Out Collaborations provided consulting and training services to the Company for consideration of $69,000. Mr. Ray is an officer and director of Insight Out Collaborations and owns 21.6% of the outstanding shares of stock of such company.

     In December 1996, the Company advanced $166,000 to Mr. Lane to enable him to purchase a residence. No interest was charged Mr. Lane in 1996. In 1997, Mr. Lane paid the Company $9,708 in interest on this advance at an average rate of 5.8% per annum.

     Bear Stearns acted as co-managing underwriter of the Company's public offering of 2,300,000 shares of Common Stock in August 1995 and of $57,500,000 principal amount of 5 1/4% Convertible Subordinated Notes Due 2003 in March 1996. Mr. Stein, a director of the Company, is a Senior Managing Director and head of the Southwestern Corporate Finance Department for Bear Stearns.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     To the Company's knowledge, and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met. In January 1998, Mr. Bresler borrowed from his 401(k) account and the trustee of the 401(k) plan liquidated an aggregate of 526 shares of the Company's Common Stock to fund the loan. The sale of the shares by the plan trustee was inadvertently omitted from Mr. Bresler's Form 5 filed on February 11, 1998. Such Form 5 was amended on May 15, 1998.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 30, 1999, subject to ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 1999 must be received by the Company at its corporate offices, 5803 Glenmont Drive, Houston, Texas 77081, no later than January 22, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                           THE MEN'S WEARHOUSE, INC.

                          EMPLOYEE STOCK DISCOUNT PLAN

                               TABLE OF CONTENTS

                                                              SECTION
                                                              -------
ARTICLE I -- PURPOSE, COMMITMENT AND INTENT
  Purpose...................................................     1.1
  Share Commitment..........................................     1.2
  Intent....................................................     1.3
  Shareholder Approval......................................     1.4

ARTICLE II -- DEFINITIONS
  Affiliate.................................................     2.1
  Beneficiary...............................................     2.2
  Board of Directors........................................     2.3
  Code......................................................     2.4
  Committee.................................................     2.5
  Company...................................................     2.6
  Employee..................................................     2.7
  Employer..................................................     2.8
  Exercise Date.............................................     2.9
  Fair Market Value.........................................    2.10
  Five Percent Owner........................................    2.11
  Grant Date................................................    2.12
  Offering Period...........................................    2.13
  Option....................................................    2.14
  Option Price..............................................    2.15
  Participant...............................................    2.16
  Plan......................................................    2.17
  Shares....................................................    2.18
  Stock.....................................................    2.19
  Trading Day...............................................    2.20

ARTICLE III -- ELIGIBILITY
  General Requirements......................................     3.1
  Limitations Upon Participation............................     3.2

ARTICLE IV -- PARTICIPATION
  Grant of Option...........................................     4.1
  Payroll Deduction.........................................     4.2
  Payroll Deductions Continuing.............................     4.3
  Right to Stop Payroll Deductions..........................     4.4
  Accounting for Funds......................................     4.5
  Employer's Use of Funds...................................     4.6

ARTICLE V -- IN SERVICE WITHDRAWAL, TERMINATION OR DEATH
  In Service Withdrawal.....................................     5.1
  Termination of Employment for any Reason Other Than
     Death..................................................     5.2
  Death.....................................................     5.3

ARTICLE VI -- EXERCISE OF OPTION
  Purchase of Stock.........................................     6.1
  Accounting for Stock......................................     6.2
  Issuance of Shares........................................     6.3

                                                              SECTION
                                                              -------
ARTICLE VII -- ADMINISTRATION
  Appointment, Term of Service & Removal....................     7.1
  Powers....................................................     7.2
  Quorum and Majority Action................................     7.3
  Standard of Judicial Review of Committee Actions..........     7.4

ARTICLE VIII -- ADOPTION OF PLAN BY OTHER EMPLOYERS
  Adoption Procedure........................................     8.1
  No Joint Venture Implied..................................     8.2

ARTICLE IX -- TERMINATION AND AMENDMENT OF THE PLAN
  Termination...............................................     9.1
  Amendment.................................................     9.2

ARTICLE X -- MISCELLANEOUS
  Designation of Beneficiary................................    10.1
  Plan Not An Employment Contract...........................    10.2
  All Participants' Rights Are Equal........................    10.3
  Options Are Not Transferable..............................    10.4
  Voting of Stock...........................................    10.5
  No Rights of Stockholder..................................    10.6
  Governmental Regulations..................................    10.7
  Notices...................................................    10.8
  Indemnification of Committee..............................    10.9
  Tax Withholding...........................................   10.10
  Gender and Number.........................................   10.11
  Severability..............................................   10.12
  Governing Law; Parties to Legal Actions...................   10.13

                                   ARTICLE I.

                         PURPOSE, COMMITMENT AND INTENT

     1.1 Purpose. The purpose of this Plan is to provide Employees of the Company and its Affiliates that adopt the Plan with an opportunity to purchase Stock of the Company through quarterly offerings of options at a discount on the first day of each calendar quarter and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. It is sponsored by the Company. Any Affiliate may adopt it with the approval of the Committee by fulfilling the requirements of Section 8.1.

     1.2 Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 950,000, subject to adjustment as provided in this Section. In computing the number of Shares available for grant, any Shares relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares of Stock, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to this Plan, the number of Shares subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (a) acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

     1.3 Intent. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

     1.4 Shareholder Approval. To be effective, this Plan must be approved by the stockholders of each of the Employers within 12 months after the Plan is adopted. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Beneficiary" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

     2.3  "Board of Directors" means the board of directors of the Company.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5  "Committee" means the committee appointed by the Board of Directors.

     2.6  "Company" means The Men's Wearhouse, Inc., a Texas corporation.

     2.7 "Employee" means any person who is a common-law employee of the Company or any Affiliate.

     2.8 "Employer" means the Company and all Affiliates that have adopted the Plan.

     2.9 "Exercise Date" means the last day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

     2.10 "Fair Market Value" of the Stock as of any date means the average of the high and low sale prices of the Stock on a given date (or if there was no sale on that date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

     2.11 "Five Percent Owner" means an owner of five percent or more of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual is considered to own any stock that is owned directly or indirectly by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as owned proportionately by or for its shareholders, partners, or beneficiaries. An individual is considered to own stock that he may purchase under outstanding options. The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Affiliate that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

     2.12 "Grant Date" means the first day of each Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

     2.13 "Offering Period" means the period beginning on the Grant Date and ending on the Exercise Date. The first Offering Period under the Plan shall commence on July 1, 1998, and shall end on the last Trading Day on or before September 30, 1998. Thereafter, the Offering Period shall commence on the first day of each calendar quarter and shall end on the last Trading Day on or before the last day of each calendar quarter, unless the Committee specifies another Offering Period (which may not exceed 27 months).

     2.14 "Option" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

     2.15 "Option Price" means the price to be paid for each Share upon exercise of an Option, which shall be 85% of the Fair Market Value of a Share on the Exercise Date.

     2.16 "Participant" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

     2.17 "Plan" means The Men's Wearhouse, Inc. Employee Stock Discount Plan, as set out in this document and as it may be amended from time to time.

     2.18  "Shares" means shares of Stock.

     2.19  "Stock" means the Company's common stock, $.01 par value.

     2.20 "Trading Day" shall mean a day on which the principal securities exchange on which the Stock is listed is open for trading.

                                  ARTICLE III

                                  ELIGIBILITY

     3.1 General Requirements. Subject to Section 3.2, each Employee of each Employer is eligible to participate in the Plan for a given Offering Period if, prior to the Grant Date, he has completed three months of employment for the Company and/or its Affiliates, he is in the employ of an Employer on the Grant Date and he completes a subscription form authorizing payroll deductions and files it with the Employer's benefits office prior to the Grant Date. For purposes of this Plan an Employee's employment service with TMW Texas Retail, L.P. shall be treated as employment service for the Company.

     3.2 Limitations Upon Participation. No Employee shall be granted an Option to the extent that the Option would:

          (a) cause the Employee to be a Five Percent Owner immediately after the grant;

          (b) permit the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

          (c) permit the Employee to purchase Stock in excess of the number of Shares determined under Section 4.1.

                                   ARTICLE IV

                                 PARTICIPATION

     4.1 Grant of Option. Effective as of the Grant Date of each Offering Period, the Committee shall grant an Option to each Participant which shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. The Option shall be for that number of whole Shares that may be purchased by the amount in the Participant's payroll deduction account on the Exercise Date at the Option Price. Except as may be otherwise determined by the Committee and announced to Employees prior to an Offering Period, the maximum number of Shares that a Participant may buy under the Plan during an Offering Period is that number of Shares that could be purchased with $2,500, assuming that the purchase price of the Shares is equal to 85% of the FMV of the Shares on the Grant Date.

     4.2 Payroll Deduction. For an Employee to participate during a given Offering Period, he must complete a payroll deduction form and file it with his Employer no earlier than 60 days prior to the beginning of the Offering Period and he must be employed by an Employer on the day before the start of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his cash compensation a specified dollar amount each pay period during the Offering Period. Payroll deductions shall normally begin with the first pay date of the Offering Period. However, if a Participant files his subscription agreement with the Employer less than ten calendar days before the Grant Date, his payroll deductions shall begin with the second pay date during the Offering Period. Payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to his Plan account.

     4.3 Payroll Deductions Continuing. A Participant's payroll deduction election shall remain in effect for all ensuing Offering Periods until changed by him by filing an appropriate amended payroll deduction form no earlier than 60 days prior to the commencement of the Offering Period for which it is to be effective.

     4.4 Right to Stop Payroll Deductions. A Participant shall have the right to discontinue payroll deductions by filing a subscription cancellation form with the Company. The payroll deduction cancellation shall become effective with the first full payroll period following ten business days after the Company's receipt of the subscription cancellation agreement unless the Company elects to process a given cancellation in participation more quickly. With the exception of a complete discontinuance of payroll deductions, a Participant may not change his participation rate during an Offering Period.

     4.5 Accounting for Funds. As of each payroll deduction period, the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's cash compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

     4.6 Employer's Use of Funds. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.

                                   ARTICLE V

                  IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

     5.1 In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Committee from time to time, elect to withdraw all or a portion of the funds and Stock then credited to his Plan account by giving notice in accordance with the rules established by the Committee. The amount elected to be withdrawn by the Participant shall be paid to him as soon as administratively feasible. Any election by a Participant to withdraw all or a portion of his cash balance under the Plan terminates his right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Committee for participation for that Offering Period.

     5.2 Termination of Employment for any Reason Other Than Death. If a Participant's employment is terminated for any reason other than death prior to the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's funds and Stock then credited to his Plan Account shall be returned to him as soon as administratively feasible.

     5.3 Death. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's Shares and funds then credited to his Plan account shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary) as soon as administratively feasible. If the Participant dies after the Exercise Date but prior to the delivery of his certificate, the Stock and funds credited to the Participant's account shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock and funds credited to a Participant's account may be held in the Participant's Plan account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee.

                                   ARTICLE VI

                               EXERCISE OF OPTION

     6.1 Purchase of Stock. Subject to Section 3.2, on the Exercise Date of each Offering Period, each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for the Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceeds the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock shall be purchased under this Plan.

After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering Period to the extent not used are terminated because no Option shall remain exercisable after one calendar quarter from the date of Grant.

     6.2 Accounting for Stock. After the Exercise Date of each Offering Period, a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the Option Price.

     6.3 Issuance of Shares. As soon as administratively feasible after the end of the Offering Period, the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of Stock certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the Stock certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 Appointment, Term of Service & Removal. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

     7.2 Powers. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

          (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

          (b)  to construe all provisions of the Plan;

          (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

          (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

          (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

          (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between an Employer and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

          (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

     7.3 Quorum and Majority Action. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

     7.4 Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                  ARTICLE VIII

                      ADOPTION OF PLAN BY OTHER EMPLOYERS

     8.1 Adoption Procedure. With the approval of the Committee, any Affiliate may adopt this Plan by:

          (a) a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

          (b) providing all information required by the Committee.

     8.2 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.

                                   ARTICLE IX

                     TERMINATION AND AMENDMENT OF THE PLAN

     9.1 Termination. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan is increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

     9.2 Amendment. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with section 423 of the Code. The Board of Directors may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of shares to be committed to the Plan, the class of employees eligible to receive Options under the Plan or the description of the group of corporations eligible to adopt this Plan must have stockholder approval as set forth in Section 1.4.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Designation of Beneficiary.

          (a) A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

          (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     10.2 Plan Not An Employment Contract. The adoption and maintenance of this Plan is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

     10.3 All Participants' Rights Are Equal. All Participants will have the same rights and privileges under this Plan as required by section 423 of the Code and Department of Treasury Regulation section 1.423-2(f).

     10.4 Options Are Not Transferable. No Option granted a Participant under this Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

     10.5 Voting of Stock. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those Shares in accordance with the Participant's instructions.

     10.6 No Rights of Stockholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires Shares of Stock as provided in this Plan.

     10.7 Governmental Regulations. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

     10.8 Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Employer or its designated representative, as the case may be.

     10.9 Indemnification of Committee. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

     10.10 Tax Withholding. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

     10.11 Gender and Number. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

     10.12 Severability. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

     10.13 Governing Law; Parties to Legal Actions. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States.

--------------------------------------------------------------------------------
       PROXY               THE MEN'S WEARHOUSE, INC.                PROXY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 1998
           The undersigned shareholder of The Men's Wearhouse, Inc. (the "Company") hereby appoints George Zimmer and David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 2:00 PM, central daylight time, on Wednesday, June 24, 1998, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, and at any adjournment or adjournments thereof.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated            [ ] WITHHOLD AUTHORITY to vote for election
                   to the contrary below                                       of all nominees
                 Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                           Harry Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon Stein.
                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
                 SPACE PROVIDED AT RIGHT.)
                 -----------------------------------------------------------------------------------------------------
             2.  Proposal to adopt the Company's Employee Stock Discount Plan.
                                              [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             3.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
             4.  In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.


           This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated , 1998

                                            -----------------------------

                                            -----------------------------

                                              Signature of Shareholder

                                            Your signature should
                                            correspond with your name as
                                            it appears hereon. Joint
                                            owners should each sign. When
                                            signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            set forth your full title as
                                            it appears hereon.

                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 1998 The Board of Directors of The Men's Wearhouse, Inc. (the
       "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated            [ ] WITHHOLD AUTHORITY to vote for election
                   to the contrary below                                       of all nominees
                 Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                            Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.
                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
                 SPACE PROVIDED AT RIGHT.)
             2.  Proposal to adopt the Company's Employee Stock Discount Plan.
                                             [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             3.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                             [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


    The shares allocated to your account in the Company's 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated , 1998

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 1998 The Board of Directors of The Men's Wearhouse, Inc. (the
       "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated            [ ] WITHHOLD AUTHORITY to vote for election
                   to the contrary below                                       of all nominees
                 Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                            Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.
                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
                 SPACE PROVIDED AT RIGHT.)
             2.  Proposal to adopt the Company's Employee Stock Discount Plan.
                                             [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.                   Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    The shares allocated to your account in the Company's Employee Stock Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                                Dated , 1998

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                  PLEASE MARK, SIGN, DATE AND
                                                       RETURN IMMEDIATELY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 1998 The Board of Directors of The Men's Wearhouse, Inc. (the
       "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated            [ ] WITHHOLD AUTHORITY to vote for election
                   to the contrary below                                       of all nominees
                 Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                            Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.
                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
                 SPACE PROVIDED AT RIGHT.)
             2.  Proposal to adopt the Company's Employee Stock Discount Plan.
                                             [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.          Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    The shares allocated to your account in the Company's Employee Stock Purchase Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                                Dated , 1998

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                  PLEASE MARK, SIGN, DATE AND
                                                       RETURN IMMEDIATELY

--------------------------------------------------------------------------------